EXHIBIT 99.1

WASTE INDUSTRIES USA, INC. Reports First Quarter 2007 Financial Results

-	Reports revenue of $81.3 million and earnings per share from continuing operations of $0.39
-	Operating income increases 47.3%

Raleigh, NC, Tuesday, May 1, 2007 — Waste Industries USA, Inc. (NASDAQ: WWIN), a regional, non-hazardous solid waste services company, today reported preliminary financial results for the first quarter ended March 31, 2007.

Revenue increased 2.7% to $81.3 million, compared to $79.1 million for the quarter ended March 31, 2006. Operating income for the quarter increased 47.3% to $11.4 million, compared to $7.8 million for the same period in 2006. Operating income as a percentage of revenue increased to 14.0% for the first quarter 2007 from 9.8% for the same period in 2006.

Income from continuing operations for the quarter was $5.4 million, or $0.39 per diluted share, a 61.7% increase from income from continuing operations of $3.4 million, or $0.24 per diluted share, for the first quarter of 2006. Net income for the quarter was $5.6 million, or $0.40 per diluted share, a 64.6% increase from net income of $3.4 million, or $0.24 per diluted share, for the first quarter of 2006.

Jim W. Perry, President and CEO of the Company, stated, “Our results for the first quarter reflect our on-going initiatives to improve operating efficiencies, internalize more of our waste volume and achieve reasonable pricing for the services we provide to our customers. We are continuing to look for ways to improve our service delivery cost by achieving productivity gains and by leveraging our existing overhead structure.”

The Company will host a conference call to discuss its first quarter results on May 2, 2007 at 2:00 PM (Eastern Time). The call number is (866) 550-6338 and the confirmation number is 6184173. The conference call will also be broadcast live over the Internet at http://www.wasteindustries.com under the “Investor Relations” tab. A replay of the call will be available through May 16, 2007 and may be accessed by calling (888) 203-1112 and using confirmation number 6184173.

Waste Industries USA, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Tennessee, Mississippi and Georgia.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future performance plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to risks and uncertainties, such as fuel prices, risks in the development and operation of landfills, managing growth, economic trends and weather that could cause actual results to differ materially from those currently anticipated. Consider these factors carefully in evaluating the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings.

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended March 31,
	2006	2007
Revenues:
Service revenues	$78,959	$81,110
Equipment sales	188	176

Total revenues	79,147	81,286

Operating costs and expenses:
Operating (exclusive of depreciation and amortization shown below)	51,590	49,841
Cost of equipment sales	129	91
Selling, general and administrative	11,675	11,795
Depreciation and amortization	8,049	8,137
(Gain) loss on sale of property and equipment and other assets	(50)	2

Total operating costs and expenses	71,393	69,866

Operating income	7,754	11,420

Interest expense	2,548	2,419
Interest income	(46)	(28)
Other	(88)	(92)

Total other expense, net	2,414	2,299

Income from continuing operations before income taxes	5,340	9,121
Income tax expense	1,979	3,687

Income from continuing operations	3,361	5,434

Discontinued operations:
Income from discontinued operations, net of income taxes	29	147

Net income	$3,390	$5,581

Earnings per share:

Basic:
Income from continuing operations	$0.25	$0.39
Income from discontinued operations	—	0.01

Net income	$0.25	$0.40

Diluted:
Income from continuing operations	$0.24	$0.39
Income from discontinued operations	—	0.01

Net income	$0.24	$0.40

Weighted-Average Number Of Shares Outstanding:
Basic	13,761	13,999
Diluted	13,911	14,123

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	December 31, 2006	March 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$1,656	$1,366
Receivables, net	36,408	35,590
Other	5,013	9,064

Total current assets	43,077	46,020

Property and equipment, net	218,039	218,526
Intangible assets, net	104,950	106,042
Other noncurrent assets	4,213	4,357

Total assets	$370,279	$374,945

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	7,143	10,021
Accounts payable—trade	13,318	13,137
Other accrued liabilities and deferred revenues	22,725	28,322

Total current liabilities	43,186	51,480

Long-term debt, net of current maturities	150,069	139,498
Deferred taxes and related contingencies	23,513	26,349
Other liabilities	7,640	9,254

Total liabilities	224,408	226,581

Shareholders’ equity:	145,871	148,364

Total liabilities and shareholders’ equity	$370,279	$374,945

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended March 31,
	2006	2007
Operating Activities:
Net income	$3,390	$5,581
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,187	8,137
Landfill accretion expense	416	130
Amortization of debt issuance costs	204	102
(Gain) loss on sale of property and equipment and other assets	(50)	2
Stock compensation expense	95	158
Provision for deferred income taxes	25	253
Change in fair value of commodity hedges	696	1,070
Provision for doubtful accounts	574	412
Changes in assets and liabilities, net of effects from acquisition and disposition of related businesses	(2,103)	4,766

Net cash provided by operating activities	11,434	20,611

Investing Activities:
Acquisitions of related business, net of cash acquired	(2,397)	(5,746)
Purchases of property and equipment	(9,914)	(4,538)
Proceeds from sale of property and equipment and other assets	252	417
Other	(252)	(173)

Net cash used in investing activities	(12,311)	(10,040)

Financing Activities:
Proceeds from issuance of long-term debt	10,000	8,000
Principal payments of long-term debt	(10,571)	(19,674)
Principal payments of capital lease obligations	(327)	(85)
Debt issuance costs	(491)	—
Excess tax benefit from stock option exercises	36	91
Net proceeds from exercise of stock options	720	807

Net cash used in financing activities	(633)	(10,861)

Decrease in cash and cash equivalents	(1,510)	(290)
Cash and cash equivalents, beginning of period	1,575	1,656

Cash and cash equivalents, end of period	$65	$1,366

Supplemental disclosures of cash flow information:
Cash paid for interest	$2,648	$2,846

Cash paid for taxes	$4,234	$154

EARNINGS RELEASE—SUPPLEMENTAL DATA (dollars in thousands)

	QUARTER ENDED
	3/31/06	3/31/07
REVENUE MARGINS
Operating expenses including cost of equipment sales	65.3%	61.4%
S G & A	14.8%	14.5%
Depreciation and amortization	10.2%	10.0%
Interest expense, (net)	3.2%	2.9%
Income from continuing operations (pre-tax)	6.7%	11.2%
Income tax expense	2.5%	4.5%
Income from continuing operations	4.2%	6.7%

SERVICE REVENUE MIX
Collection:
Industrial	$22,136	$21,824
Commercial	22,290	23,159
Residential	18,450	19,803
Disposal and transfer	11,043	11,549
Recycling service	1,234	1,102
Recycled commodity sales	307	318
Convenience sites	1,599	1,652
Other	1,900	1,703

Total Service Revenue	$78,959	$81,110

OPERATING INCOME BEFORE DEPRECIATION, AMORTIZATION AND ACCRETION*
Operating income	$7,754	$11,420
Accretion	416	130
Depreciation and amortization	8,049	8,137

Operating income before depreciation, amortization and accretion	$16,219	$19,687

CAPITAL EXPENDITURES DETAIL
Collection & Transportation	$8,232	$3,732
Landfill Development	1,682	806

Total capital expenditures	$9,914	$4,538

FREE CASH FLOW RECONCILIATION *
Net cash provided by operating activities	$11,434	$20,611
Less: Capital expenditures	(9,914)	(4,538)
Plus: Proceeds from disposal of assets	252	417

Free cash flow	$1,772	$16,490

	12/31/06	3/31/07
DEBT TO TOTAL CAPITAL
(includes capital leases)	51.9%	50.2%

TOTAL LIABILITIES TO EQUITY	1.5	1.5

DAYS SALES OUTSTANDING	34	33

		Q1 2007
SERVICE REVENUE GROWTH
Price		3.7%
Volume		-3.2%
Energy surcharge		-0.1%

Total internal growth		0.4%
Recycling commodities		0.0%
Acquisitions		2.3%

Total service revenue growth		2.7%

*	Operating income before depreciation, amortization and accretion and free cash flow are considered non-GAAP financial measures. The Company defines free cash flow as cash flows from operating activities less capital expenditures plus proceeds from the sale of property and equipment and other assets. Operating income before depreciation, amortization and accretion and free cash flow do not represent, and should not be considered as, an alternative to net income or cash flows from operating, investing and financing activities, each as determined in accordance with GAAP. The Company’s definitions of operating income before depreciation, amortization and accretion and free cash flow might not be comparable to similarly titled measures reported by other companies. The Company believes that the presentation of operating income before depreciation, amortization and accretion is useful to investors because it provides important information of the Company’s operating performance exclusive of certain non-cash costs. The Company has included information concerning free cash flow because it believes it provides additional information for determining its ability to meet debt service requirements and that this measure is an indicator upon which the Company, its lenders and some investors assess its financial performance and its capacity to service debt. The Company therefore interprets free cash flow trends as a measure of its liquidity.